Exhibit 4.4

CURO GROUP HOLDINGS CORP.

SECOND AMENDMENT TO INVESTOR RIGHTS AGREEMENT

April 16, 2019

Reference is made to that certain Amended and Restated Investor Rights Agreement, dated as of dated as of the 11th day of December, 2017 (the “Investor Rights Agreement”) among (i) CURO Group Holdings Corp. (the “Company”), (ii) Freidman Fleischer & Lowe Capital Partners II, L.P., FFL Executive Partners II, L.P. and FFL Parallel Fund II, L.P. (collectively, the “FFL Entities”), (iii) Chadwick Faulkner (“Faulkner”), (iv) the Faulkner, Chadwick 2014 GRAT (the “Faulkner GRAT”), (v) Exempt Family Trust c/u Chadwick H. Faulkner 2017 Dynasty Trust (the “C. Faulkner Trust”), (vi) Exempt Family Trust c/u/ Leah M. Faulkner 2017 Dynasty Trust (together with Faulkner, the Faulkner GRAT and the C. Faulkner Trust, the “Faulkner Parties”), (vii) Rippel Holdings, LLC (“Rippel”), (viii) McKnight Holdings, LLC (“McKnight”), (ix) James Ackerman (“Ackerman”), (x) Nick Adams (“Adams”), (xi) Matt Miller (“Miller”) and (xii) the J.P. Genova Family Trust (the “Trust” and, together with the FFL Entities, the Faulkner Parties, Rippel, McKnight, Ackerman, Adams and Miller, the “Holders”), as further amended by that certain Amendment to Investor Rights Agreement on May 14, 2018. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

Pursuant to Section 2 of the Investor Rights Agreement, the Holders possess certain registration rights including with respect to demanding the Registration of the resale of Registrable Securities pursuant to Section 2.01 thereof.

Notwithstanding anything to the contrary set forth in the Investor Rights Agreement, the Holders and the Company hereby agree, including for purposes of Section 3.05 of the Investor Rights Agreement, that (i) the Company shall file with the SEC a registration statement on Form S-3 to register the resale from time to time by certain Holders of Registered Securities in a Short-Form Registration (the “Shelf Registration”), such Shelf Registration shall constitute a Demand Registration and such registration statement shall constitute a Demand Registration Statement, each Holder shall constitute a Demand Party with respect to such Demand Registration and this Agreement shall constitute a Demand Notice, (ii) the amounts set forth next to each Holder’s name on Exhibit A shall constitute such Holder’s request for such amounts of Registrable Securities to be registered in the Shelf Registration, (iii) a majority of the Holders have designated Willkie Farr & Gallagher LLP and Grant Thornton LLP to serve as legal counsel and accounting firm, respectively, pursuant to Section 2.08 of the Investor Rights Agreement and (v) all notices due to any of the Holders or the Company with respect to the Shelf Registration under the Investor Rights Agreement are hereby waived.

Except as expressly stated herein, this amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Investor Rights Agreement. This amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to principles of conflicts of law.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Amended and Restated Investor Rights Agreement as of the date first written above.

CURO GROUP HOLDINGS CORP.

By:	/s/ Don Gayhardt
	Name:	Don Gayhardt
	Title:	President and Chief Executive Officer

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

MCKNIGHT HOLDINGS, LLC

By:	/s/ Mike McKnight
	Name:	Mike McKnight
	Title:	Member

FAULKNER, CHADWICK 2014 GRAT

By:	/s/ Chadwick Faulkner
	Name:	Chadwick Faulkner
	Title:	Advisor

RIPPEL HOLDINGS, LLC

By:	/s/ Doug Rippel
	Name:	Doug Rippel
	Title:	Member

J.P. GENOVA FAMILY TRUST

By:	/s/ Joseph Genova
	Name:	Joseph Genova
	Title:	Trustee

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

/s/ James Ackerman
James Ackerman

/s/ Matthew Miller
Matthew Miller

/s/ Nick Adams
Nick Adams

/s/ Chadwick Faulkner
Chadwick Faulkner

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

FRIEDMAN FLEISCHER & LOWE EXECUTIVE PARTNERS II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P.,
its general partner
by: Friedman Fleischer & Lowe GP II, LLC,
its general partner

By:	/s/ Rajat Duggal
	Name:	Rajat Duggal
	Title:	Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

FFL PARALLEL FUND II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P.,
its general partner
by: Friedman Fleischer & Lowe GP II, LLC,
its general partner

By:	/s/ Rajat Duggal
	Name:	Rajat Duggal
	Title:	Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

FRIEDMAN FLEISCHER & LOWE CAPITAL PARTNERS II, L.P.
by: Friedman Fleischer & Lowe GP II, L.P.,
its general partner
by: Friedman Fleischer & Lowe GP II, LLC,
its general partner

By:	/s/ Rajat Duggal
	Name:	Rajat Duggal
	Title:	Managing Director

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

EXEMPT FAMILY TRUST C/U CHADWICK H. FAULKNER 2017 DYNASTY

By:	/s/ Leah Faulkner
	Name:	Leah Faulkner
	Title:	Trustee

EXEMPT FAMILY TRUST C/U/ LEAH M. FAULKNER 2017 DYNASTY TRUST

By:	/s/ Chadwick Faulkner
	Name:	Chadwick Faulkner
	Title:	Trustee

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

The undersigned has executed this amendment as of the date first set forth above.

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Address:		Address:

[Signature Page to Amended and Restated Investors Rights Agreement Amendment]

EXHIBIT A

Name	Base
Freidman Fleischer & Lowe Capital Partners II, L.P.,	8,671,443
FFL Executive Partners II, L.P.	166,371
FFL Parallel Fund II, L.P.	324,578
James Ackerman	287,972
Nick Adams	274,000
Matt Miller	1,272,869
Rippel Holdings, LLC	6,883,524
McKnight Holdings, LLC	6,383,524
Exempt Family Trust c/u Leah M. Faulkner 2017 Dynasty Trust	3,191,779
Exempt Family Trust c/u Chadwick H. Faulkner 2017 Dynasty Trust	3,191,743
J.P. Genova Family Trust	1,894,752